RIMAGE CORPORATION
                          7725 Washington Avenue South
                              Minneapolis, MN 55439
                                TEL: 952-944-8144
                                FAX: 952-944-7808











                               RIMAGE EUROPE, GMBH
                             Hans - Boekler - Str. 7
                            6057 Dietzenbach, Germany
                             TEL: 011-49-6074-8521-0
                            FAX: 011-49-6074-8521-21